ZALICUS

ZALICUS INITIATES PHASE 1 MULTIPLE ASCENDING DOSE STUDY WITH Z944 , A NOVEL, ORAL T-TYPE CALCIUM CHANNEL BLOCKER

CAMBRIDGE, Mass. – July 10, 2012 – Zalicus Inc. (NASDAQ: ZLCS), a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases, today announced that it is has initiated a Phase 1 multiple ascending dose (MAD) clinical study with Z944, its novel, oral, T-type calcium channel blocker. The initiation of this MAD study follows the successfully completed Phase 1 single ascending dose study in which Z944 was determined to be generally well-tolerated and a maximum tolerated dose was achieved. Assuming Z944 successfully completes the MAD study, Z944 could enter Phase 2 clinical development in the first quarter of 2013.

“I am encouraged by the continued progress the Zalicus team is making in advancing the development of our calcium channel blocker programs, including Z944 our T-type calcium channel blocker and Z160, our N-type calcium channel blocker which is poised to enter Phase 2a clinical trials in neuropathic pain later in the third quarter of 2012," commented Mark H.N. Corrigan, MD, President and CEO of Zalicus.

About Z944 and T-type Calcium Channel Blockers

Z944, is a novel, oral, T-type calcium channel blocker that has demonstrated preclinical efficacy in multiple inflammatory pain models. A Phase 1 clinical trial evaluating the safety and tolerability of Z944 is ongoing. If Z944 successfully completes this Phase 1 clinical trial, Zalicus is planning to advance Z944 into Phase 2 clinical development. The wide distribution of T-type calcium channels found in brain, heart, endocrine cells and other tissues provides the possibility of developing therapeutics for multiple indications, including treatment of pain.

About Zalicus

Zalicus Inc. (Nasdaq: ZLCS) is a biopharmaceutical company that discovers and develops novel treatments for patients suffering from pain and immuno-inflammatory diseases. Zalicus has a portfolio of proprietary clinical-stage product candidates targeting pain and immuno-inflammatory diseases and have entered into multiple revenue-generating collaborations with large pharmaceutical companies relating to other products, product candidates and drug discovery technologies. Zalicus applies its expertise in the discovery and development of selective ion channel modulators and its combination high throughput screening capabilities to discover innovative therapeutics for itself and its collaborators in the areas of pain, inflammation, oncology and infectious disease.

To learn more about Zalicus, please visit www.zalicus.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning Zalicus, its product candidates Z944 and Z160, their potential, and Zalicus’ plans for their clinical development. These forward-looking statements about future expectations, plans, objectives and prospects of Zalicus, Z944 and Z160 may be identified by words like "believe," "expect," "may," "will," "should," "seek," “plan” or “could” and similar expressions and involve significant risks, uncertainties and assumptions, including risks related to the clinical development of Z944 and Z160, the unproven nature of the Zalicus Ion channel drug discovery technology, the Company's ability to obtain additional financing or funding for its research and

245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com

ZALICUS

development and those other risks that can be found in the "Risk Factors" section of Zalicus' annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Zalicus periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Zalicus contemplated by these forward-looking statements. These forward-looking statements reflect management’s current views and Zalicus does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release except as required by law.

Contacts: Justin Renz, CFO, Zalicus Inc. 617-301-7575 JRenz@zalicus.com Gina Nugent 617-460-3579 gnugent@zalicus.com (c) 2012 Zalicus Inc. All rights reserved.

-End-

     245 First Street, Third Floor, Cambridge, MA 02142 Ph: 617 301 7000 Fax: 617 301 7010 www.zalicus.com